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                                                                       EXHIBIT 5

                     OPINION AND CONSENT OF GENERAL COUNSEL

                              QUEST SOFTWARE, INC.
                            8001 Irvine Center Drive
                            Irvine, California 92618
                              Phone (949) 754-8000

                                  May 26, 2000


Quest Software, Inc.
8001 Irvine Center Drive
Irvine, CA 92618

         Re: Registration Statement on Form S-8

Dear Ladies and Gentlemen:

         As General Counsel of Quest Software, Inc. a California corporation (the "Company"), I have participated in the corporate and other proceedings taken by the Company in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 2,513,200 shares of common stock (the "Shares") for issuance under the Company's 1999 Stock Incentive Plan (the "Plan").

         I have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the Plan, and have examined such documents as I have deemed necessary for purposes of this opinion. Based on such review, I am of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to (a) the provisions of stock option agreements duly authorized under the Plan and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances in accordance with the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

         I consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.


                                              QUEST SOFTWARE, INC.


                                              By: /s/ J. MICHAEL VAUGHN
                                                  ------------------------------
                                              J. Michael Vaughn,
                                              General Counsel